                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                                 TIMELINE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                                [TIMELINE LOGO]


                                  June 24, 1999



Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of Timeline, Inc. to be held on Thursday, July 29, 1999, at 4:00 P.M., PDT, at Timeline, Inc., 3055 112th Avenue N.E., Ste. 106, Bellevue, Washington 98004.

         The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe the matters to be presented at the meeting. In addition to the formal business to be transacted, management will make a presentation on developments of the past year and respond to comments and questions of general interest to shareholders. I personally look forward to greeting those Timeline shareholders able to attend the meeting.

         Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. THEREFORE, PLEASE SIGN, DATE AND PROMPTLY MAIL AS SOON AS POSSIBLE THE ENCLOSED PROXY IN THE PREPAID ENVELOPE PROVIDED.

         Thank you.

                                 Sincerely,

                                 /s/ Charles R. Osenbaugh

                                 Charles R. Osenbaugh
                                 President, Chief Executive Officer & Director

                                 TIMELINE, INC.
                        3055 112TH AVENUE N.E., SUITE 106
                           BELLEVUE, WASHINGTON 98004

                             ----------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JULY 29, 1999

                             ----------------------

TO THE SHAREHOLDERS OF TIMELINE, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Timeline, Inc., a Washington corporation (the "Company"), will be held on Thursday, July 29, 1999, at 4:00 P.M., PDT, at Timeline, Inc., 3055 112th Avenue N.E., Ste. 106, Bellevue, Washington 98004, for the following purposes:

     1.   To elect one director to hold a three-year term expiring in 2002;

     2. To approve amendments to the Company's 1994 Stock Option Plan and Directors' Nonqualified Stock Option Plan;

     3. To ratify the selection of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending March 31, 2000; and

     4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.


         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         The Board of Directors has fixed the close of business on June 1, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting and at any continuation or adjournment thereof.

                                 By Order of the Board of Directors

                                 /s/ Paula H. McGee

                                 Paula H. McGee
                                 Secretary

Bellevue, Washington
June 24, 1999


         ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO ATTEND AND VOTE AT THE MEETING, YOU MUST OBTAIN FROM SUCH BROKER, BANK OR OTHER NOMINEE, A PROXY ISSUED IN YOUR NAME.

                                 TIMELINE, INC.
                        3055 112TH AVENUE N.E., SUITE 106
                           BELLEVUE, WASHINGTON 98004

                              --------------------

                                 PROXY STATEMENT

                              --------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors (the "Board of Directors") of Timeline, Inc., a Washington corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on Thursday, July 29, 1999, at 4:00 P.M., PDT, or at any continuation or adjournment thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at Timeline, Inc., 3055 112th Avenue N.E., Ste. 106, Bellevue, Washington 98004.

VOTING AND OUTSTANDING SHARES

         Only holders of record of the Company's common stock (the "Common Stock") at the close of business on June 1, 1999, are entitled to notice of and to vote at the Annual Meeting. At the close of business on June 1, 1999, there were 3,191,387 shares of Common Stock outstanding and entitled to vote. Shareholders of record on such date are entitled to one vote for each share of Common Stock held on all matters to be voted upon at the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

         The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock constitutes a quorum at the Annual Meeting. Under Washington law and the Company's Restated Articles of Incorporation (the "Articles"), assuming the presence of a quorum, the election of the Company's directors requires a plurality of votes cast, and each of the other proposals described in the accompanying Notice to Shareholders (including approval of the amendments to the 1994 Stock Option Plan, as amended (the "1994 Plan"), and the Directors' Nonqualified Stock Option Plan, as amended (the "Directors' Plan")) requires that the votes cast in favor exceed the votes cast against the proposal.

         A shareholder who abstains from voting on any or all proposals will be included in the number of shareholders present at the Annual Meeting for the purpose of determining the presence of a quorum. Abstentions will not be counted either in favor of or against the election of the nominees or other proposals. Brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients may vote their clients' proxies in their own discretion, to the extent permitted under the rules of the National Association of Securities Dealers. Broker non-votes will be included in determining the presence of a quorum, but will not be counted in determining whether a matter has been approved.

SOLICITATION

         The Company will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this Proxy Statement, the proxy and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of the Common Stock in their names which are beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

         The Company intends to mail this Proxy Statement and accompanying proxy card on or about July 1, 1999, to all shareholders entitled to vote at the Annual Meeting.

SHAREHOLDER PROPOSALS

         Proposals of shareholders that are intended to be presented at the Company's 2000 Annual Meeting of Shareholders (the "2000 Annual Meeting") must be received by the Company not later than March 3, 2000 in order to be included in the proxy statement and form of proxy relating to the 2000 Annual Meeting. In addition, any proposals to be brought before the shareholders must comply with the procedural requirements contained in the Company's Bylaws.

REVOCABILITY OF PROXIES

         Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 3055 112th Avenue N.E., Suite 106, Bellevue, Washington 98004, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person.
Attendance at the Annual Meeting will not, by itself, revoke a proxy.

                        PROPOSAL 1: ELECTION OF DIRECTORS

         The Company's Articles divide the Board of Directors into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors. The Articles further provide that at each annual meeting of the shareholders, directors will be elected for a three-year term to succeed those directors in the class whose term has so expired. Vacancies on the Board may be filled by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) will serve until the next annual meeting of shareholders at which Directors are elected, or until such director's successor is elected and qualified, or until such directors' earlier death, resignation or removal.

         The Board of Directors is presently composed of four members. The director nominee, Charles R. Osenbaugh, President and a current director, is the nominee for the class of directors to be elected at the Annual Meeting for a three-year term expiring at the 2002 annual meeting of shareholders. If elected at the Annual Meeting, Mr. Osenbaugh would serve until his successor is elected and qualified, or until his earlier death, resignation or removal.

         Directors are elected by a plurality of the shares voted at the Annual Meeting. It is the intention of the persons named in the enclosed proxy, unless authorization to do so is withheld, to vote the proxies received by them for the election of the nominee named below. If, prior to the Annual Meeting, such nominee should become unavailable for election, an event which currently is not anticipated by the Board, the proxies will be voted for the election of such substitute nominee as the Board of Directors may propose. Mr. Osenbaugh has agreed to serve if elected and management has no reason to believe that he will be unable to serve.

         Set forth below is biographical information for Mr. Osenbaugh:

         CHARLES R. OSENBAUGH, age 50, has served as Chief Financial Officer, Treasurer, Secretary and a Director since the Company's inception in April 1993, and has held the position of President and Chief Executive Officer since November 1996. From April 1988 to April 1993, Mr. Osenbaugh served as Executive Vice President, Chief Executive Officer and a Director, and from April 1993 to July 1994 as President and a Director, of Timeline Services, Inc. From 1975 to 1988, Mr. Osenbaugh was a partner of Lasher & Johnson, a Seattle law firm. From 1973 to 1975, Mr. Osenbaugh practiced public accounting with Arthur Andersen & Co. He holds a B.B.A. degree in economics and a J.D. degree, both from the University of Iowa, and received his CPA certificate in 1974.


                        THE BOARD OF DIRECTORS RECOMMENDS
                        A VOTE IN FAVOR OF MR. OSENBAUGH

                   CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

         Set forth below are the names and certain biographical information for directors whose terms continue after the Annual Meeting and the executive officers of the Company.

DIRECTORS WITH TERMS EXPIRING AT THE 2000 ANNUAL MEETING

         DONALD K. BABCOCK, age 62, is a founder of the Company and has served as a Director since its inception in April 1993. Mr. Babcock left his position as Senior Technologist with the Company in April 1998, and is currently employed by Seagate Software, Inc. He previously was Senior Vice President of Research & Development and Chief Technologist for Timeline, Inc. He was also a founder of Timeline Services, Inc. and served as a director from its inception in 1977 until its merger into the Company in July 1994. From 1977 to April 1993, Mr. Babcock also served as Senior Vice President and Chief Technologist of Timeline Services, Inc. From 1970 to 1977, he was a consultant with Riggs, Babcock & Mishko, a Tacoma, Washington-based data processing and consulting firm to the property and casualty insurance industry. Mr. Babcock was Manager of Systems Programming at United Pacific Insurance Company from 1965 to 1970, and a data processor in the U.S. Air Force from 1955 to 1965.

         KENT L. JOHNSON, age 55, has been a Director of the Company since its inception. He is President of Alexander Hutton Capital, L.L.C., a Seattle-based investment banking firm that he co-founded in October 1994 and that specializes in equity capital formation for emerging growth companies. From April 1989 to June 1994, he served as Senior Vice President and Chief Operating Officer of Brazier Forest Industries, Inc., a Seattle-based forest products company. From 1987 to 1989, he was President and Chief Executive Officer of OverDrive Systems, Inc., an electronic publishing software company based in Cleveland, Ohio, and from 1982 to 1987, was President and Chief Executive Officer of Microrim, Inc., a database software company located in Bellevue, Washington. Prior to entering the software industry, Mr. Johnson was Chief Financial Officer of Fiberchem, Inc., a wholesale distributor, from 1977 to 1982. Following his military career as an officer in the U.S. Army, Mr. Johnson began his professional career as a management consultant with Arthur Andersen & Co., where he was employed from 1970 to 1977. Mr. Johnson currently serves as a director of several private companies, and devotes considerable time to private investment activities. Mr. Johnson has a B.B.A. degree in Business Administration from the University of Washington and an M.B.A. degree from Seattle University, where he serves on the Business Advisory Board. He received his CPA certificate in 1970.

DIRECTOR WITH TERM EXPIRING AT THE 2001 ANNUAL MEETING

         FREDERICK W. DEAN, age 47, has served as a Director of the Company since April 1998. He also serves as Executive Vice President and has been a Vice President since the Company's inception in April 1993. From 1979 to April 1993, Mr. Dean served as Vice President at Timeline Services, Inc. He practiced public accounting at Calahan, Reed & Gunn from 1978 to 1979, and at Arthur Andersen & Co. from 1973 to 1977. From 1977 to 1978, Mr. Dean was the Controller of the Seattle Mariners Baseball Club. Mr. Dean holds a B.A. degree in accounting from the University of Washington.

EXECUTIVE OFFICERS

         Other than Messrs. Osenbaugh and Dean, there are no executive officers of the Company.

BOARD COMMITTEES AND MEETINGS

         The Board of Directors, which held 9 meetings during the fiscal year ended March 31, 1999, has an Audit Committee and a Compensation Committee. The Board of Directors does not have a Nominating Committee. Messrs. Babcock and Johnson served as members of each of the Audit Committee and the Compensation Committee for the 1999 fiscal year.

         The Audit Committee makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the results and scope of the audit and other services provided by the Company's independent auditors, and reviews and evaluates the Company's internal control functions. During the 1999 fiscal year, the Audit Committee met one time.

         The Compensation Committee administers the Company's stock option plans and makes recommendations to the Board of Directors concerning compensation for executive officers and consultants of the Company. During the 1999 fiscal year, the Compensation Committee met two times.

         During the 1999 fiscal year, all of the directors attended at least 75% of the total number of meetings of the Board of Directors and committees on which they served.


                        PROPOSAL 2: APPROVAL OF AMENDMENT
                   TO THE COMPANY'S 1994 STOCK OPTION PLAN AND
                    DIRECTORS' NONQUALIFIED STOCK OPTION PLAN

BACKGROUND

         In September 1994, the Company adopted its 1994 Plan and its Directors' Plan (collectively, the "Stock Option Plans"). In May 1997, the Board of Directors unanimously adopted, and the shareholders subsequently approved, an amendment to the Stock Option Plans to increase the number of shares available under the Stock Option Plans. An aggregate of 400,000 shares of Common Stock are reserved for issuance upon exercise of options granted to the Company's employees, directors and consultants under the Stock Option Plans, as amended. In May, 1999, the Board of Directors unanimously adopted, subject to shareholder approval, an amendment to the Stock Option Plans to increase the number of shares from 400,000 to 475,000, to enhance the flexibility of the Board of Directors and the Compensation Committee in granting options to the Company's employees and consultants.

PROPOSED AMENDMENT

         The proposed amendment increases the aggregate number of shares of Common Stock authorized for issuance under the Stock Option Plans from 400,000 shares to 475,000 shares, subject to adjustment from time to time for stock dividends and certain other changes in capitalization as provided in the Stock Option Plans. The Board of Directors adopted this proposed amendment to ensure that there will be a sufficient reserve of shares to permit further option grants to existing and new employees and consultants at levels determined appropriate by the Board of Directors and the Compensation Committee. It is anticipated that the proposed increase will provide a sufficient number of shares to cover grants made over a period of approximately one year. Stock options have for years been an important part of the Company's overall compensation program. The Board of Directors believes that, in the current highly competitive labor market, stock options serve to attract, retain and motivate employees and consultants and to enhance their incentive to perform at the highest level and contribute significantly to the Company's success. As of June 1, 1999, options for an aggregate of 365,500 shares had been granted and 10,375 shares had been exercised under the Stock Option Plans, leaving 24,125 shares available for future issuance.

DESCRIPTION OF STOCK OPTION PLANS AS AMENDED

         The 1994 Plan provides for options to purchase Common Stock and is administered by the Plan Administrator, which may be either the Company's Board of Directors or a committee designated by the Board of Directors. Currently, the Plan Administrator is the Board of Directors. Under the 1994 Plan, the Plan Administrator determines the employees and consultants to whom options are granted, the number of shares subject to each option, the price at which each option may be exercised, and the vesting schedule for each option. Options generally vest over a four-year period, but the Plan Administrator has discretion under the 1994 Plan to allow options to vest over a different period, and has discretion to accelerate vesting in the case of death or disability. Options granted under the 1994 Plan are generally exercisable for a period of ten years from the date of grant, except that incentive stock options granted to persons who own more than ten percent of the outstanding Common Stock terminate after five years. Vested options terminate 90 days after the optionee's termination of employment with the Company for any reason other than death or disability, and one year after termination upon death or disability. The exercise price of options granted under the 1994 Plan generally must be not less than the fair market value of the Common Stock on the date of grant and, in the case of greater than ten percent shareholders of the Company, not less than 110% of the fair market value of the Common Stock on the date of grant. Upon exercise, the exercise price may be paid immediately in cash, or, at the discretion of the Plan Administrator, in cash over a one-year period, in shares of Common Stock, or by withholding from the optionee that number of shares of Common Stock the fair market value of which on the date of exercise is equal to the exercise price of the option. The 1994 Plan provides for the granting of both incentive stock options intended to qualify as such under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for stock options which do not so qualify.

         The Directors' Plan provides that directors of the Company who are not officers or otherwise employees of the Company will be granted options to purchase shares of Common Stock according to a formula set forth in the Directors' Plan. Options granted under the Directors' Plan vest over a three-year period. Options may vest immediately if a director is terminated by reason of death or disability. Options granted under the Directors' Plan are generally exercisable for a period of ten years from the date of grant. Vested options terminate three months after a director's termination as a director of the Company for any reason other than death or disability, and one year after termination upon death or disability. The exercise price of options granted under the Directors' Plan is the fair market value of the Common Stock on the date of grant. Upon exercise, the exercise price may be paid immediately in cash, in cash over a one-year period, in shares of Common Stock, or by withholding from the director that number of shares of Common Stock the fair market value of which on the date of exercise is equal to the exercise price of the option. Stock options granted under the Directors' Plan are not intended to qualify as incentive stock options.

         Under both the 1994 Plan and the Directors' Plan, outstanding options not otherwise already vested will vest immediately upon the occurrence of certain transactions, including certain mergers and business combinations involving the Company, unless the options are assumed by the acquiring company. In addition, if any option granted under the Stock Option Plans expires or otherwise terminates without having been exercised in full, the Common Stock not purchased under the option shall again become available for issuance under the Stock Option Plans.

         The Stock Option Plans, as they are proposed to be amended, do not differ in any material respect from the existing Stock Option Plans, other than with respect to the number of shares which are authorized and reserved for option grants. The foregoing description of the Stock Option Plans is only a summary and is qualified in its entirety by reference to the full text of the Stock Option Plans, copies of which are available upon request from the Company.

         The following table sets forth summary information as of June 1, 1999, concerning the number of shares underlying options granted pursuant to the Stock Option Plans to (i) executive officers, (ii) directors and nominees for election as director, and (iii) all eligible employees as a group.

                OPTION GRANTS TO EXECUTIVE OFFICERS AND DIRECTORS
                            UNDER STOCK OPTION PLANS

                                                                            NUMBER OF
                                                                      SHARES OF COMMON STOCK
                             NAME                                 UNDERLYING OPTIONS GRANTED(1)
                             ----                                 -----------------------------
Charles R. Osenbaugh, President, Chief Executive Officer,
     Chief Financial Officer, and Director                                    11,000

Frederick W. Dean, Executive Vice President                                   44,000

Donald K. Babcock, Director                                                    2,000

Kent L. Johnson, Director                                                      3,000

All Executive Officers as a Group (2 persons)                                 55,000

All Directors not Executive Officers (2 persons)                               5,000

All Other Employees as a Group (35 persons)                                  262,450

----------
(1) Represents shares underlying options granted and outstanding on June 1, 1999.


FEDERAL INCOME TAX INFORMATION

         Incentive Stock Options. Incentive stock options under the 1994 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

         There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase an optionee's alternative minimum tax liability, if any.

         If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of the holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or
(ii) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year. Long-term capital gains currently are generally subject to lower tax rates than ordinary income. The maximum capital gains rate for federal income tax purposes is currently 28% while the maximum ordinary income rate is effectively 39.4% at the present time. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

         To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

         Nonqualified Stock Options. There are generally no tax consequences to the optionee or the Company by reason of the grant of a nonqualified stock option under the Stock Option Plans. In general, upon exercise of a nonqualified stock option, the optionee will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of
Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

         Potential Limitation on Company Deductions. As part of the Omnibus Budget Reconciliation Act of 1993, the U.S. Congress amended the Code to add
Section 162(m), which denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. Although the Company does not believe that it currently compensates any employee at a level that would approach the limitation set by Section 162(m), it is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may in future years cause this limitation to be exceeded.


                        THE BOARD OF DIRECTORS RECOMMENDS
                          A VOTE IN FAVOR OF PROPOSAL 2


                      PROPOSAL 3: RATIFICATION OF SELECTION
                             OF INDEPENDENT AUDITORS

         The Board of Directors has selected Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending March 31, 2000, and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. Arthur Andersen LLP has audited the Company's financial statements since the Company's inception in 1993. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         Shareholder ratification of the selection of Arthur Andersen LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Arthur Andersen LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Board will reconsider whether to retain that firm. Even if the selection were ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its shareholders.

                        THE BOARD OF DIRECTORS RECOMMENDS
                          A VOTE IN FAVOR OF PROPOSAL 3

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth certain information regarding the ownership of the Company's Common Stock as of June 1, 1999 by: (i) each current director and nominee for election as director; (ii) the Company's Chief Executive Officer and each of the executive officers identified in the Summary Compensation Table (collectively, the "Named Executive Officers"); (iii) all directors and executive officers of the Company as a group; and (iv) each person known by the Company to beneficially own more than 5% of its Common Stock. Unless otherwise indicated, each person's address is: c/o Timeline, Inc., 3055 112th Avenue N.E., Ste. 106, Bellevue, WA 98004.

                                                                SHARES OF COMMON STOCK
                                                               BENEFICIALLY OWNED (1)
                                                               ----------------------
                                                               NUMBER            PERCENT
         BENEFICIAL OWNER                                    OF SHARES           OF TOTAL
         ----------------                                    ---------           --------
         Charles R. Osenbaugh(2)                               479,037              14.3%

         Frederick W. Dean(3)                                  163,300               5.1%

         Donald K. Babcock(4)                                  187,675               6.0%

         Kent L. Johnson(5)                                     66,649               2.1%

         John W. Calahan(6)                                    341,432              10.6%
         c/o CFOsoft, Inc.
         P.O. Box 881056
         Steilacoom, WA  98388

         All directors and executive officers as a group
             (four persons)(7)                               1,238,093              36.0%

----------
(1) This table is based upon information supplied by executive officers, directors and principal shareholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by him.

(2) Includes (i) 18,276 shares issuable under stock options held by Mr. Osenbaugh which are exercisable within 60 days of June 1, 1999, (ii) 75,000 shares issuable under performance-based stock options held by Mr. Osenbaugh 50% of which vest and become exercisable when the Common Stock closes trading at $2.00 or more per share for 10 consecutive days and the remainder of which vest and become exercisable when the Company's stock closes trading at $3.00 or more per share for 10 consecutive days, but all of which vest on the seventh anniversary of their original grant provided Mr. Osenbaugh is currently employed by the Company; (iii) 50,000 shares issuable under performance-based stock options held by Mr. Osenbaugh which vest and become exercisable when the Common Stock closes trading at $5.00 or more per share for 10 consecutive days, or on the seventh anniversary of their original grant provided Mr. Osenbaugh is currently employed by the Company; and
         (iv) 17,325 shares issuable upon exercise of warrants granted to Mr. Osenbaugh in connection with certain Company loan guarantees.
         Does not include 15,015 shares held in an individual retirement account belonging to Mr. Osenbaugh's spouse, for which shares
         Mr. Osenbaugh disclaims beneficial interest.

(3) Includes (i) 18,300 shares issuable under stock options held by Mr. Dean which are exercisable within 60 days of June 1, 1999, and (ii) 6,600 shares issuable upon exercise of warrants granted to Mr. Dean in connection with certain Company loan guarantees.

(4) Includes (i) 500 shares issuable under stock options held by Mr. Babcock which are exercisable within 60 days of June 1, 1999.

(5) Includes 44,098 shares issuable under stock options held by Mr. Johnson which are exercisable within 60 days of June 1, 1999.

(6) Includes (i) 8,776 shares issuable under stock options held by Mr. Calahan which are currently exercisable within 60 days of June 1, 1999, and (iii) 6,600 shares issuable upon exercise of warrants granted to Mr. Calahan in connection with certain Company loan guarantees.

(7) Consists of Messrs. Osenbaugh, Dean, Babcock and Johnson. Includes an aggregate of 230,099 shares issuable under stock options held by such persons which are exercisable within 60 days of June 1, 1999.


                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

         The following table shows for the three fiscal years ended March 31, 1999, 1998 and 1997, respectively, certain compensation awarded or paid to, or earned by, the Named Executive Officers. Other than the Named Executive Officers listed below, no executive officer of the Company earned more than $100,000 in salary and bonus for the 1999 fiscal year:

                           SUMMARY COMPENSATION TABLE


                                                                              LONG TERM
                                                                             COMPENSATION
                                                                             ------------
                                                                              SECURITIES            ALL OTHER
                                        FISCAL    ANNUAL COMPENSATION         UNDERLYING          COMPENSATION
NAME AND PRINCIPAL POSITION              YEAR          SALARY ($)             OPTION(1)               ($)(2)
---------------------------             ------    -------------------         -----------          ------------
Charles R. Osenbaugh, President,         1999            $153,611               125,000(3)           $    --
   Chief Executive Officer, Chief        1998              70,670                86,000(3)(4)          6,000
   Financial Officer                     1997             115,000                75,000(5)             6,000

Frederick W. Dean, Executive Vice        1999              99,167                25,000               26,656
   President                             1998             108,109(6)             19,000(7)                --
                                         1997              84,269                 5,000                4,549

----------
(1) All referenced options granted are exercisable at prices equal to or higher than the fair market value of the Common Stock on the respective dates of grant. Certain options were repriced in November 1997, see footnotes (4) and (7) below.

(2) Represents dollar value of medical, disability, and life insurance premiums paid by the Company for the benefit of the respective Named Executive Officers.

(3) Mr. Osenbaugh received a grant of a performance-based option to purchase 50,000 shares of Common Stock on February 1, 1999. This option will vest when the Company's stock closes trading at $5.00 or more per share for 10 consecutive days. In addition, on February 1, 1999 the vesting schedule was revised on a grant of a performance-based option to purchase 75,000 shares made to Mr. Osenbaugh in fiscal 1998. Under the revised vesting schedule, 50% vest and become exercisable when the Common Stock closes trading at $2.00 or more per share for 10 consecutive days and the remainder vest and become exercisable when the Company's stock closes trading at $3.00 or more per share for 10 consecutive days. In any event, all options shall vest if Mr. Osenbaugh is in the employ of the Company on the seventh anniversary of their original grant.

(4) Includes 9,000 shares underlying options granted in fiscal 1996 originally priced at $3.57 per share that were repriced at $1.00 per share in fiscal 1998.

(5) Represents warrants to purchase the indicated number of shares of Common Stock, at the fair market value at the date of grant, as consideration for certain personal guarantees of loans incurred by the Company.

(6)      Includes $19,125 of deferred salary earned in fiscal 1998 by Mr. Dean.

(7) Includes 12,000 shares underlying options granted in fiscal 1996 at an exercise price of $3.57, and 5,000 shares underlying options granted in fiscal 1997 at an exercise price of $2.19 per share, , each of which were repriced at $1.00 per share in fiscal 1998.


STOCK OPTION GRANTS

         The following table shows certain information regarding options granted to the Named Executive Officers during the 1999 fiscal year:

                                                                                                  POTENTIAL REALIZABLE
                                                                                                VALUE AT ASSUMED ANNUAL
                              NUMBER OF                                                           RATES OF STOCK PRICE
                                SHARES       PERCENTAGE OF                                           APPRECIATION FOR
                              UNDERLYING     TOTAL OPTIONS       EXERCISE                             OPTION TERM(2)
                               OPTIONS         GRANTED TO        PRICE PER                      -----------------------
NAME                          GRANTED(1)       EMPLOYEES           SHARE       EXPIRATION DATE      5%           10%
----                         -----------     -------------       ---------     ---------------    -------      --------
Charles R. Osenbaugh            125,000(3)        29.0%            $1.00          1/31/2009       $31,445      $79,687
Frederick W. Dean                25,000           14.5              1.00         10/31/2008        15,722       39,844

----------
(1) Except as otherwise disclosed in the footnotes, options become fully vested and exercisable four years from the date of grant, with 25% of the total option vesting on each anniversary date of the grant for the four year vesting period. The exercise price for the options is the closing trading price of the Common Stock on the day prior to the grant or $1.00, whichever is higher.

(2) These assumed rates of appreciation are provided in order to comply with the requirements of the SEC and do not represent the Company's expectation as to the actual rate of appreciation of the Common Stock. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term. The actual value of the options will depend on the performance of the Common Stock and may be greater or less than the amounts shown.

(3) Mr. Osenbaugh received a grant of a performance-based option to purchase 50,000 shares of Common Stock on February 1, 1999. This option will vest when the Company's stock closes trading at $5.00 or more per share for 10 consecutive days. In addition, on February 1, 1999 the vesting schedule was revised on a grant of a performance-based option to purchase 75,000 shares made to Mr. Osenbaugh in fiscal 1998. Under the revised vesting schedule, 50% vest and become exercisable when the Common Stock closes trading at $2.00 or more per share for 10 consecutive days and the remainder vest and become exercisable when the Company's stock closes trading at $3.00 or more per share for 10 consecutive days. In any event, all options shall vest if Mr. Osenbaugh is in the employ of the Company on the seventh anniversary of their original grant.


AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END 1999 OPTION VALUES

         The following table shows certain information regarding the value of unexercised options held at fiscal year end by each of the Named Executive Officers. No stock options were exercised by any of the Named Executive Officers during the 1999 fiscal year.

                                   NUMBER OF SHARES
                                    OF COMMON STOCK                VALUE OF UNEXERCISED
                                UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS
                              OPTIONS AT FISCAL YEAR-END           AT FISCAL YEAR-END
                              --------------------------      -----------------------------
NAME                         EXERCISABLE    UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
----                         -----------    -------------     -----------     -------------
Charles R. Osenbaugh             33,351         128,750           --               --
Frederick W. Dean                21,900          32,000           --               --


COMPENSATION OF DIRECTORS

         During the fiscal year ended March 31, 1999, the Company did not compensate its directors for their service as directors. Pursuant to the terms of the Directors' Plan, each non-employee director of the Company receives an automatic one-time grant of options to purchase 3,000 shares of Common Stock 90 days after he or she becomes a director.

EMPLOYMENT AND TERMINATION AGREEMENTS

         Donald K.. Babcock resigned from the Company effective April 1, 1998, pursuant to the Company's development and licensing agreement with Seagate Software, and began employment with Seagate Software on April 15, 1998. In connection with such resignation, Mr. Babcock's employment agreement with the Company was terminated and neither the Company nor Mr. Babcock has any continuing obligation under such agreement. The Company has agreed to continue the vesting on Mr. Babcock's stock options for Company Common Stock while employed at Seagate Software. In addition, in the event Mr. Babcock voluntarily terminates his employment with Seagate Software prior to March 31, 2000, the Company has agreed to pay a fee to Seagate Software of up to $50,000. The Company waived Mr. Babcock's prior noncompetition agreement only to the extent necessary for him to fulfill his employment obligations to Seagate Software.

                              CERTAIN TRANSACTIONS

         Mr. Osenbaugh is a 50% shareholder of SoftForce Inc., an Iowa-based distributor of software which currently employs six persons. The remaining shares of SoftForce Inc. are owned by a brother of Mr. Osenbaugh. SoftForce Inc. distributes Company products pursuant to a standard Company distribution agreement. The Company believes its distribution agreement with SoftForce Inc. was made on terms no less favorable to the Company than could have been obtained from unaffiliated third party distributors.

         In February 1999, the Company granted a performance-based stock option to Mr. Osenbaugh to purchase 50,000 shares of common stock, at an exercise price of $1.00 per share, as part of his compensation for employment as President and CEO of the Company. The closing trading price of the common stock on such date was $0.63. Under the terms of the grant, the option will vest when the Company's stock closes trading at $5.00 or more per share for 10 consecutive days. In any event, this option shall vest if Mr. Osenbaugh is in the employ of the Company on the seventh anniversary of its original grant.

         John W. Calahan, a greater than 5% shareholder, founder and former President and Director of the Company, tendered his resignation effective April 1, 1998. The Company and Mr. Calahan entered into a termination agreement, which replaced Mr. Calahan's prior employment agreement with the Company. Pursuant to such termination agreement, the Company agreed to pay Mr. Calahan his deferred salary and other accrued and unpaid amounts owing to him, and agreed to continue coverage under the Company's directors' and officers' insurance policy for Mr. Calahan. In addition, Mr. Calahan agreed to provide certain consulting services to the Company for a period of six months following his resignation. Mr. Calahan also entered into an Amended and Restated Noncompetition Agreement under which he agreed to not compete with the Company for a period of 18 months from April 1, 1998. On March 31, 1998, the Company entered into a Distributorship Agreement and Software License with John W. Calahan, under which Mr. Calahan can license and distribute the Company's products. The Company believes this agreement with Mr. Calahan was made on terms no less favorable to the Company than could have been obtained from unaffiliated third party distributors.

         On March 31, 1998, the Company entered into a Development and License Agreement with Seagate Software, Inc., pursuant to which the Company released Donald K. Babcock from his obligations under his employment agreement with the Company and Mr. Babcock accepted employment with Seagate Software as a Program Manager, effective April 15, 1998. The Company has agreed with Seagate Software that, in the event Mr. Babcock voluntarily terminates his employment with Seagate Software prior to March 31, 2000, the Company will pay a fee to Seagate Software of up to $50,000.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of the Common Stock, to file reports of ownership and change in ownership with the SEC and with the National Association of Securities Dealers, Inc. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, except as set forth below, during the 1999 fiscal year, all such filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with. During the 1999 fiscal year, Mr. Dean filed one Form 4 late to report a grant of an option to purchase 25,000 shares of Common Stock.

                                 OTHER BUSINESS

         As of the date of this Proxy Statement, the Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

                                        By Order of the Board of Directors

                                        /s/ Charles R. Osenbaugh

                                        Charles R. Osenbaugh
                                        President and Chief Executive Officer

June 24, 1999

                                 TIMELINE, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of Timeline, Inc., a Washington corporation (the "Company"), hereby appoints Charles R. Osenbaugh and Frederick W. Dean, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, July 29, 1999, at 4:00 P.M., PDT, at Timeline, Inc., 3055 112th Avenue N.E., Ste. 106, Bellevue, Washington 98004 and any adjournments or postponements thereof upon the matters set forth on the reverse side of this Proxy Card.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEE LISTED IN PROPOSAL 1, "FOR" PROPOSAL 2 AND PROPOSAL 3, AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. The undersigned hereby acknowledges receipt of the Company's Proxy Statement and hereby revokes any proxy or proxies previously given.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

DIRECTORS

1. Directors Recommend: A vote for election of the following Director Charles R. Osenbaugh

Mark X for only one box:

[ ]    FOR THE NOMINEE

[ ]    WITHHOLD THE NOMINEE



Proposals

2. Approval of an amendment to the Company's 1994 Stock Option Plan and Directors' Nonqualified Stock Option Plan, as amended.

              [ ] For        [ ] Against        [ ] Abstain.

3. Ratification of the selection of Arthur Andersen LLP as independent auditors of the Company for the year ending March 31, 2000.

              [ ] For        [ ] Against        [ ] Abstain.

4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

I PLAN TO ATTEND THE MEETING

Please sign below exactly as your name appears on this Proxy Card. If shares are registered in more than one name, the signature of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s).

If you receive more than one Proxy Card, please sign and return all such cards in the accompanying envelope.


Signature(s)___________________________________________      Date_______________

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD TODAY, USING THE ENCLOSED ENVELOPE.